UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 15, 2005

COMMERCIAL NET LEASE REALTY, INC.

(exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employment Identification No.)

450 South Orange Avenue, Suite 900, Orlando, Florida 32801

(Address of principal executive offices, including zip code)

(407) 265-7348

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Material Definitive Agreement

On December 13, 2005, Commercial Net Lease Realty, Inc. (the “Company”) entered into the Eighth Amended and Restated Credit Agreement (the “Credit Agreement”) with a syndicate of lenders for a new $300,000,000 unsecured revolving credit facility. The facility was arranged by Wachovia Bank, National Association, as Agent.

The Credit Agreement amended the Company’s existing loan agreement by (i) increasing the borrowing capacity to $300,000,000 from $225,000,000, (ii) lowering the interest rates of the tiered rate structure from 100 basis points above LIBOR to 80 basis points above LIBOR based on the Company’s current debt ratings, (iii) extending the expiration date from May 9, 2006 to May 8, 2009 and (vi) amending certain of the financial covenants of the Company.

The principal balance is due in full upon expiration of the Credit Agreement in May 2009, which the Company may request to be extended for an additional 12-month period. As of December 13, 2005, there were no amounts outstanding under the Credit Agreement, excluding undrawn letters of credit.

In accordance with the terms of the Credit Agreement, the Company is required to meet certain restrictive financial covenants, which, among other things, require the Company to maintain certain (i) maximum leverage ratios, (ii) debt service coverage, (iii) cash flow coverage and (iv) investment limitations.

The Credit Agreement is subject to customary events of default, the occurrence of which could lead to an acceleration of the Company’s obligations thereunder.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 13, 2005, the Company entered into the Credit Agreement, the terms of which are described in Item 1.01 above.

Item 8.01. Other Events

On December 15, 2005, the Company issued a press release announcing that it has entered into the Credit Agreement, the terms of which are described in Item 1.01 above. The press release is attached hereto as Exhibit 99.1.

The press release is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of such section, nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Eighth Amended and Restated Credit Agreement, dated December 13, 2005, by and among Registrant, certain lenders, and Wachovia Bank, National Association, as Agent, relating to a $300,000,000 unsecured credit facility.

99.1	Press Release, dated December 15, 2005, of Commercial Net Lease Realty, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Commercial Net Lease Realty, Inc.

Dated: December 15, 2005	By:	/s/ Kevin B. Habicht
Kevin B. Habicht
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Eighth Amended and Restated Credit Agreement, dated December 13, 2005, by and among Registrant, certain lenders, and Wachovia Bank, National Association, as Agent, relating to a $300,000,000 unsecured credit facility.

99.1	Press Release, dated December 15, 2005, of Commercial Net Lease Realty, Inc.